Exhibit 99.1

                                        DATE: January 25, 2007
                                        CONTACT: Mark D. Bradford
                                        President and Chief Executive Officer
                                        Phone: (812) 331-3455 or (800) 319-2664
                                        Fax: (812) 331-3445
                                        Bradford@monroebank.com
                                        www.monroebank.com

FOR IMMEDIATE RELEASE
---------------------

                 MONROE BANCORP REPORTS 5.5 PERCENT INCREASE IN
                           EARNINGS PER SHARE FOR 2006

BLOOMINGTON, IND. - January 25 2007 - Monroe Bancorp (the "Company"), NASDAQ:
MROE, the independent Bloomington-based holding company for Monroe Bank (the "Bank"), reported net income of $7,586,000 or $1.15 per basic and diluted common share, for the year ended December 31, 2006, compared to $7,223,000 or $1.09 per basic and diluted common share for 2005. This represents a 5.0 percent increase in net income and a 5.5 percent increase in earnings per share.

Return on average shareholders' equity (ROE) for 2006 was 14.59 percent, compared to 14.93 percent for the year ended December 31, 2005. Return on average assets (ROA) for the year ended December 31, 2006 was 1.04 percent, compared to 1.09 percent for 2005.

"I'm pleased by the earnings growth that we achieved during 2006," said Mark D. Bradford, President and Chief Executive Officer of Monroe Bancorp and Monroe Bank. "The earnings growth is particularly gratifying in view of the expenses that we incurred in laying the foundation of our full-service banking strategy in Hendricks County and the necessary upgrade of our Business and Operations Centers in Monroe County."

FINANCIAL PERFORMANCE

Net interest income before the provision for loan losses increased 8.8 percent to $22,665,000 for the year ended December 31, 2006 compared to $20,824,000 for 2005. The tax equivalent net interest margin grew during 2006, increasing from
3.48 percent for the year ended December 31, 2005, to 3.50 percent for 2006.

Noninterest income totaled $9,492,000 for the year ended December 31, 2006, compared to $9,258,000 in 2005. The $234,000 increase (2.5 percent) was achieved even though revenues from the sale of mortgages declined by $190,000 or 15.4 percent due to a less favorable rate environment. Commissions from the sale of investment products declined from $900,000 in 2005 to $785,000 in 2006 largely due to the transition of this business from a transaction based commission business into one that is management fees based.

The trust and asset management area continues to be a strong contributor to the success of the Company. Trust fees grew to $1,701,000 for the year ended December 31, 2006, an increase of $156,000 or 10.1 percent. Trust assets under management totaled $271,766,000 at December 31, 2006 compared to $237,026,000 at December 31, 2005, which represents a 14.6 percent increase. Interchange fees earned on Visa Check Cards increased to $776,000, a 20.3 percent increase over the $645,000 earned for 2005.

                                            Monroe Bancorp Reports 2006 Earnings
                                                                     Page 2 of 7

"Growing noninterest income in areas such as deposit fees, trust fees and Visa Check Card interchange is very important to our overall success. The increase in noninterest income helped offset the pressure on our net interest margin," said Mr. Bradford.

Total noninterest expense increased 11.3 percent to $20,098,000 for the year ended December 31, 2006, as compared to $18,054,000 for 2005. Major contributors to the growth in noninterest expense are a $748,000 (10.2 percent) increase in salary expense, a $497,000 (18.7 percent) increase in occupancy expense, and a $489,000 (31.2 percent) increase in benefits expense. In addition to annual salary adjustments, the increase in salary expense includes the effect of adding personnel to the Bank's wealth management and commercial lending functions as well as staff for the new Brownsburg banking center which opened in January of 2006. The increase in benefits expense is largely the result of a $402,000 increase in the expense of the Company's health insurance plan due to a significant increase in claims compared to 2005. Occupancy expense increased primarily due to the opening of the Bank's Brownsburg banking center (discussed later in the Other Company News section of this release), a significant expansion to the Bank's operations center which was completed early in 2006, and a major renovation of the Bank's Business Center. Increases to property taxes and utility expense also contributed to the increase in occupancy expense.

ASSET QUALITY

The Company's loan delinquency ratio, which is loan balances past due 30 days or more as a percent of total loans, was 1.26 percent at December 31, 2006, up from
0.45 percent at December 31, 2005. At December 31, 2006, non-performing assets and 90-day past due loans totaled $2,455,000 (0.33 percent of total assets) compared to $2,032,000 (0.28 percent of total assets) one year earlier. Net charge-offs as a percentage of loans totaled 0.11 percent for 2006 compared to
0.14 percent for 2005.

FINANCIAL CONDITION

Total assets at December 31, 2006 were $748,193,000, an increase of 4.9 percent from $713,060,000 at December 31, 2005. Loans, including loans held for sale, totaled $559,463,000 on December 31, 2006, a 6.5 percent increase from total loans on December 31, 2005, which were $525,466,000.

Total deposits at December 31, 2006 were $589,328,000 compared to $576,181,000 at December 31, 2005, an increase of $13,146,000. This relatively small increase in total deposits was a result of the Company's efforts to replace jumbo CDs with more stable core deposits. Deposits, excluding jumbo CDs, increased by $34,874,000 or 7.9 percent during 2006.

STOCK REPURCHASE ACTIVITY

The Company purchased a total of 130,000 shares of its stock during 2006 at an average price of $16.63. The stock was repurchased with funds raised through the issuance of $3,000,000 of Trust Preferred Stock in July of 2006. Interest expense on the Trust Preferred Stock totaled $96,000 for 2006.

                                            Monroe Bancorp Reports 2006 Earnings
                                                                     Page 3 of 7

FOURTH QUARTER RESULTS

Net income for the fourth quarter of 2006 totaled $1,819,000 compared to $2,053,000 for the third quarter of 2006, and $1,820,000 for the fourth quarter of 2005. The relatively soft fourth quarter earnings are largely the result of increased noninterest expense. Noninterest expense totaled $5,313,000 for the fourth quarter of 2006, $302,000 (6.0 percent) above the third quarter of 2006 and $767,000 (16.9 percent) above the fourth quarter of 2005. A significant portion of the increased expense can be found in two categories. First, the Company's health insurance plan expense totaled $319,000 for the fourth quarter of 2006 compared to $162,000 for the third quarter of 2006 and $150,000 for the fourth quarter of 2005. Second, as part of the Company's remodel of its business center, $113,000 of previous improvements were discarded and written off in the fourth quarter of 2006. There were no write-offs of buildings or contents in the third quarter of 2006 or the fourth quarter of 2005. These two items account for $270,000 (89.4 percent) of the increase in noninterest expense that occurred between the third and fourth quarter of 2006 and $282,000 (36.8 percent) of the increase in noninterest expense between the fourth quarter of 2005 and the fourth quarter of 2006.

OTHER COMPANY NEWS

o Mary Morrisette, Vice President, Trust Officer, joined the Company in December and is expected to play a major role in the Bank's efforts to the grow trust assets. Morrisette, a long-time Bloomington resident, has served the investment and trust interests of the greater Bloomington market for over 35 years.

o The success of the new full-service Brownsburg Banking Center, which opened on January 16, 2006, has exceeded our expectations. Deposits grew from an average of $25,996,000 for December 2005 to an average of $44,206,000 for December 2006. This reflects an increase in deposits of 70.1 percent.

o The Loan Center building in Monroe County was extensively remodeled to provide a more efficient and customer-friendly venue. The building was also appropriately renamed the "Business Center" as it now houses employees whose focus is on developing new business and servicing existing customers. Commercial lenders, mortgage lenders, consumer lenders, cash management specialists and a private banker are located at the Business Center.

o A new business product, Digital Deposit, was introduced at the start of the fourth quarter and has seen positive results to date. Digital Deposit is a payment processing solution that gives businesses the ability to convert paper checks into electronic images which are deposited over the internet, eliminating trips to the bank. The Digital Deposit product is being very well received and will be a focus of business development efforts in 2007.

o Annual Mystery Shopping results exceeded past years' performance with the 2006 annual bank average being 95.4 percent.

The Company will hold its Annual Meeting of Shareholders at 10 a.m., Thursday, April 26, 2007 at the Bloomington/Monroe County Convention Center in downtown Bloomington, Indiana.

                                            Monroe Bancorp Reports 2006 Earnings
                                                                     Page 4 of 7

ABOUT MONROE BANCORP

Monroe Bancorp, headquartered in Bloomington, Indiana, is an Indiana bank holding company with Monroe Bank as its wholly owned subsidiary. Monroe Bank was established in Bloomington in 1892, and offers a full range of financial, trust and investment services through its locations in Central and South Central Indiana. The Company's common stock is traded on the NASDAQ(R) National Stock Market under the symbol MROE.

See attachment for additional financial information. For further information, contact: Mark D. Bradford, President and Chief Executive Officer, (812) 331-3455.

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement the Company's consolidated condensed financial statements presented on a GAAP basis, the Company has used non-GAAP measures of reporting the net interest margin on a tax-equivalent basis and reporting the growth in deposits excluding jumbo CDs which it believes is appropriate to enhance an overall understanding of the Company's past financial performance and also its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and the Company's marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with generally accepted accounting principles in the United States.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements about the Company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. This release contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may" or words of similar meaning. These forward-looking statements, by their nature, are subject to risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions;
(2) changes in the interest rate environment; (3) prepayment speeds, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the markets in which the Company does business; (5) legislative or regulatory changes adversely affecting the business of the Company; (6) changes in real estate values or the real estate markets; and (7) The Company's business development efforts in new markets in and around Hendricks and Hamilton Counties. Further information on other factors which could affect the financial results of the Company is included in the Company's filings with the Securities and Exchange Commission.

                                            Monroe Bancorp Reports 2006 Earnings
                                                                     Page 5 of 7

MONROE BANCORP (MROE)
Financial Summary
(dollar amounts in thousands except per share data)

                                                                 QUARTERS ENDED                                YEARS ENDED
                                        ---------------------------------------------------------------  ------------------------
                                         DEC 2006     SEPT 2006    JUN 2006     MAR 2006     DEC 2005     DEC 2006     DEC 2005
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
BALANCE SHEET *
Cash and Interest-earning deposits      $    27,743  $    16,902  $    29,320  $    18,227  $    29,500  $    27,743  $    29,500
Federal Funds Sold                            5,803          282       21,504          575        7,100        5,803        7,100
Securities                                  120,250      119,531      114,352      119,638      119,244      120,250      119,244
Total Loans                                 559,463      555,990      559,281      540,386      525,466      559,463      525,466
 Loans Held for Sale                          2,545        3,485        4,741        1,914        1,308        2,545        1,308
 Commercial & Industrial                     93,912       93,612      101,110       95,974       91,277       93,912       91,277
 Real Estate:
 Commercial & Residential                   320,789      326,978      321,126      318,525      317,472      320,789      317,472
 Construction & Vacant Land                  97,006       88,002       85,969       76,746       68,066       97,006       68,066
 Home Equity                                 26,515       25,303       27,284       27,836       27,479       26,515       27,479
 Installment Loans                           18,696       18,610       19,051       19,391       19,864       18,696       19,864
Reserve for Loan Losses                       6,144        6,095        5,817        5,675        5,585        6,144        5,585
Bank Premises and Equipment                  15,078       14,918       14,004       14,003       13,039       15,078       13,039
Federal Home Loan Bank Stock                  2,312        2,391        2,545        2,545        2,545        2,312        2,545
Interest Receivable and Other Assets         23,688       25,131       22,267       22,236       21,751       23,688       21,751
 Total Assets                           $   748,193  $   729,050  $   757,456  $   711,935  $   713,060  $   748,193      713,060
Total Deposits                          $   589,328  $   566,107  $   593,856  $   566,721  $   576,181  $   589,328  $   576,181
 Noninterest Checking                        79,783       75,800       85,530       81,495       85,198       79,783       85,198
 Interest Bearing Checking & NOW            138,418      124,553      130,030      112,793      109,359      138,418      109,359
 Regular Savings                             17,884       19,258       19,930       19,932       21,015       17,884       21,015
 Money Market Savings                       105,702      100,719       98,829       86,119       93,621      105,702       93,621
 CDs Less than $100,000                     122,037      116,004      119,400      121,409      121,592      122,037      121,592
 CDs Greater than $100,000                  112,401      117,465      127,913      133,550      134,254      112,401      134,254
 Other Time                                  13,103       12,308       12,224       11,423       11,142       13,103       11,142
Total Borrowings                             98,079      102,342      101,268       85,965       76,762       98,079       76,762
 Federal Funds Purchased                      2,075       13,000          -            -            -          2,075          -
 Securities Sold Under
   Repurchase Agreement                      70,784       59,841       69,574       51,742       40,519       70,784       40,519
 FHLB Advances                               19,430       24,498       29,780       31,780       33,781       19,430       33,781
Loans Sold Under Repurchase
 Agreement & Other Debt                       2,697        1,910        1,914        2,443        2,462        2,697        2,462
 Subordinated Debenture-Trust
  Preferred                                   3,093        3,093          -            -                       3,093          -
Interest Payable and Other
 Liabilities                                  7,281        7,916       10,348        7,885        9,603        7,281        9,603
 Total Liabilities                          694,688      676,365      705,472      660,571      662,546      694,688      662,546
Shareholders Equity                          53,505       52,685       51,984       51,364       50,514       53,505       50,514
 Total Liabilities and
  Shareholders' Equity                  $   748,193  $   729,050  $   757,456  $   711,935  $   713,060  $   748,193  $   713,060
Book Value Per Share                    $      8.24  $      8.08  $      7.86  $      7.77  $      7.64  $      8.24  $      7.64
End of period shares issued
 and outstanding                          6,515,342    6,545,342    6,639,842    6,639,842    6,639,842    6,515,342    6,639,842
Less: Unearned ESOP shares                   22,300       26,125       28,050       29,975       31,900       22,300       31,900
End of Period Shares Used to
 Calculate Book Value                     6,493,042    6,519,217    6,611,792    6,609,867    6,607,942    6,493,042    6,607,942

*    period end numbers

                                            Monroe Bancorp Reports 2006 Earnings
                                                                     Page 6 of 7

MONROE BANCORP (MROE)
Financial Summary
(dollar amounts in thousands except per share data)

                                                                 QUARTERS ENDED                                YEARS ENDED
                                        ---------------------------------------------------------------  ------------------------
                                         DEC 2006     SEPT 2006    JUN 2006     MAR 2006     DEC 2005     DEC 2006     DEC 2005
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
INCOME STATEMENT
Interest Income                         $    11,922  $    11,590  $    10,956  $    10,175  $     9,659  $    44,643  $    34,879
Interest Expense                              6,165        5,796        5,273        4,744        4,367       21,978       14,055
Net Interest Income                           5,757        5,794        5,683        5,431        5,292       22,665       20,824
Loan Loss Provision                             300          300          300          300          240        1,200        1,140
Total Noninterest Income                      2,375        2,497        2,371        2,249        2,215        9,492        9,258
 Service Charges on Deposit Accounts            867          901          980          866          936        3,614        3,538
 Trust Fees                                     453          435          404          409          387        1,701        1,545
 Commission Income                              187          182          214          202          147          785          900
 Gain on Sale of Loans                          232          332          297          184          215        1,045        1,235
 Realized Gains (Losses) on
  Securities                                      3           60            8           44            1          115           95
Unrealized Gains (Losses)
 on Trading Securities Associated
 with Directors' Deferred Comp Plan              23           65          (43)          29            3           74           74
 Other Operating Income                         610          522          511          515          526        2,158        1,871
Total Noninterest Expense                     5,313        5,011        4,952        4,822        4,546       20,098       18,054
 Salaries & Wages                             2,054        2,072        2,010        1,941        1,902        8,077        7,329
Commissions, Options & Incentive
Compensation                                    486          467          471          438          366        1,862        1,883
 Employee Benefits                              591          456          560          448          411        2,055        1,566
 Premises & Equipment                           806          786          782          777          711        3,151        2,654
 Advertising                                    105          184          204          219          174          712          653
 Legal Fees                                      78          102           40           87           56          307          526
Appreciation (Depreciation)
 in Directors' Deferred
 Compensation Plan                              135           85          (15)          96           61          301          187
 Other Operating Expenses                     1,058          859          900          816          865        3,633        3,256
Income Before Income Tax                      2,519        2,980        2,802        2,558        2,721       10,859       10,888
Income Tax Expense                              700          927          861          785          901        3,273        3,665
Net Income After Tax & Before
 Extraordinary  Items                         1,819        2,053        1,941        1,773        1,820        7,586        7,223
Extraordinary Items                             -            -            -            -            -            -            -
Net Income                              $     1,819  $     2,053  $     1,941  $     1,773  $     1,820  $     7,586  $     7,223
Basic Earnings Per Share                $      0.28  $      0.31  $      0.29  $      0.27  $      0.28  $      1.15  $      1.09
Diluted Earnings Per Share                     0.28         0.31         0.29         0.27         0.27         1.15         1.09

                                            Monroe Bancorp Reports 2006 Earnings
                                                                     Page 7 of 7

MONROE BANCORP (MROE)
Financial Summary
(dollar amounts in thousands except per share data)

                                                                     QUARTERS ENDED                          YEARS ENDED
                                                  -----------------------------------------------------  --------------------
                                                  DEC 2006   SEPT 2006  JUN 2006   MAR 2006   DEC 2005   DEC 2006   DEC 2005
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
ASSET QUALITY
Net Charge-Offs                                   $     250  $      22  $     159  $     210  $     178  $     641  $     749
OREO Expenses                                             5          5          7          7         19         24         89
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total Credit Charges                            $     255  $      27  $     166  $     217  $     197  $     665  $     838
Nonperforming Loans                               $   1,670  $   2,068  $   1,337  $   1,610  $   1,933  $   1,670  $   1,933
OREO                                                    141          -          -          -          -        141          -
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Nonperforming Assets                                1,811      2,068      1,337      1,610      1,933      1,811      1,933
90 Day Past Due Loans net of Nonperforming Loans        644        727          9         10         99        644         99
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Nonperforming Assets + 90 day PD/Assets         $   2,455  $   2,795  $   1,346  $   1,620  $   2,032  $   2,455  $   2,032

RATIO ANALYSIS - CREDIT QUALITY*
NCO/Loans                                              0.18%      0.02%      0.11%      0.16%      0.14%      0.11%      0.14%
Credit Charges/Loans & OREO                            0.18%      0.02%      0.12%      0.16%      0.15%      0.12%      0.16%
Nonperforming Loans/Loans                              0.30%      0.37%      0.24%      0.30%      0.37%      0.30%      0.37%
Nonperforming Assets/Loans &OREO                       0.32%      0.37%      0.24%      0.30%      0.37%      0.32%      0.37%
Nonperforming Assets/Assets                            0.24%      0.28%      0.18%      0.23%      0.27%      0.24%      0.27%
Nonperforming Assets+ 90 day PD/Assets                 0.33%      0.38%      0.18%      0.23%      0.28%      0.33%      0.28%
Reserve/Nonperforming Loans                          367.90%    294.73%    435.08%    352.48%    288.93%    367.90%    288.93%
Reserve/Total Loans                                    1.10%      1.10%      1.04%      1.05%      1.06%      1.10%      1.06%
Equity & Reserves/Nonperforming Assets              3293.71%   2842.36%   4323.19%   3542.80%   2902.17%   3293.71%   2902.17%
OREO/Nonperforming Assets                              7.79%      0.00%      0.00%      0.00%      0.00%      7.79%      0.00%

RATIO ANALYSIS - CAPITAL ADEQUACY *
Equity/Assets                                          7.15%      7.23%      6.86%      7.21%      7.08%      7.15%      7.08%
Equity/Loans                                           9.56%      9.48%      9.29%      9.51%      9.61%      9.56%      9.61%

RATIO ANALYSIS - PROFITABILITY
Return on Average Assets                               0.97%      1.11%      1.07%      1.01%      1.04%      1.04%      1.09%
Return on Average Equity                              13.63%     15.62%     15.04%     14.05%     15.02%     14.59%     14.93%
Net Interest Margin (tax-equivalent) (1)               3.52%      3.50%      3.51%      3.47%      3.37%      3.50%      3.48%

*    Based on period end numbers
(1) Interest income on tax-exempt securities has been adjusted to a tax equivalent basis using a marginal income tax rate of 40%.